PGIM Investments LLC

655 Broad Street – 17th Floor
Newark, New Jersey 07102

August 1, 2019

The Board of Trustees
Prudential Investment Portfolios 2
655 Broad Street—17th Floor
Newark, New Jersey 07102

Re:  Prudential Day One Underlying Funds (7/31 Fiscal Year-End)1

To the Board of Trustees:

PGIM QMA US Broad Market Index Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.20% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

PGIM QMA Mid-Cap Core Equity Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.85% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

PGIM Jennison Small-Cap Core Equity Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.95% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

PGIM Core Conservative Bond Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.50% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

PGIM TIPS Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.40% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This waiver may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

PGIM QMA Commodity Strategies Fund
PGIM Investments LLC (PGIM Investments) has contractually agreed to waive any management fees it receives from the Fund in an amount equal to the management fees paid by the Cayman Subsidiary. This waiver will remain in effect for as long as the Fund remains invested or intends to invest in the Cayman Subsidiary. Separately, PGIM Investments has contractually agreed, through November 30, 2020, to limit Total Annual Fund Operating Expenses after fee waivers and/or expense reimbursements to 0.80% of average daily net assets for Class R6 shares. This contractual waiver excludes interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), acquired fund fees and expenses, extraordinary expenses, and certain other Fund expenses such as dividend and interest expense and broker charges on short sales. Fees and/or expenses waived and/or reimbursed by PGIM Investments may be recouped by PGIM Investments within the same fiscal year during which such waiver and/or reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These waivers may not be terminated prior to November 30, 2020 without the prior approval of the Fund’s Board of Trustees.

Very truly yours,

PGIM INVESTMENTS LLC
By:/s/ Scott E. Benjamin
Name:Scott E. Benjamin
Title:Executive Vice President

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The Prudential Day One Underlying Funds (7/31 Fiscal Year-End) are:  PGIM QMA US Broad Market Index Fund, PGIM QMA Mid-Cap Core Equity Fund, PGIM Jennison Small-Cap Core Equity Fund, PGIM Core Conservative Bond Fund, PGIM TIPS Fund, and PGIM QMA Commodity Strategies Fund.